Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-265543, No.333-225976, No.333-217490, No.333-200630, No.333-191177 and No.333-177810) of Phoenix New Media Limited of our report dated May 1, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China
May 1, 2023